UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BRIGHT MINDS BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation or organization)

N/A
(I.R.S. Employer Identification Number)

19 Vestry Street, New York, NY  10013
(604) 689-9111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ian McDonald

19 Vestry Street, New York, NY  10013
(604) 689-9111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael Shannon, Esq.

Sasa Jarvis, Esq.

McMillan LLP
1055 West Georgia Street, Suite 1500

Vancouver, British Columbia, Canada V6E 4N7

Tel: (604) 689-9111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling securityholders named herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be resold until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 4, 2025

Prospectus

BRIGHT MINDS BIOSCIENCES INC.

1,612,902 Common Shares

This prospectus relates to the resale of up to 1,612,902 common shares (the "Common Shares") of Bright Minds Biosciences Inc. (the "Company") that may be offered and sold, from time to time, by the selling securityholders identified in this prospectus.  These shares consist of 1,612,902 Common Shares issued by the Company pursuant to securities purchase agreements (the "Securities Purchase Agreements") entered into with the selling securityholders pursuant to a non-brokered private placement offering that closed on November 4, 2024.

The transaction pursuant to which the Company issued these shares to the selling securityholders is described in this prospectus under "Selling Securityholders."

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling securityholders.  We will not receive any of the proceeds from the sale of those shares.

Our Common Shares are traded on the Nasdaq Capital Market under the symbol "DRUG."  On January 31, 2025, the last reported sales price for our Common Shares on the Nasdaq Capital Market was $34.00 per share.

The selling shareholders may offer all or part of the Common Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the Common Shares being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in our Common Shares.

See "Risk Factors" beginning on page 1 of this prospectus and the "Risk Factors" in the documents incorporated by reference herein, including the section titled "Risk Factors" in our annual report on Form 20-F for the fiscal year ended September 30, 2024, for factors you should consider before buying our Common Shares.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, __ 2025.

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ABOUT THIS PROSPECTUS

This prospectus does not contain all the information provided in the registration statement we filed with the SEC.  For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under "Incorporation of Certain Information by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only.  Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, "we", "us", "our", "BMB" or "our company" refers to Bright Minds Biosciences Inc. and all of its subsidiaries and affiliated companies.  References to the "SEC" refer to the United States Securities and Exchange Commission.

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OFFERING SUMMARY

The Issuer:	Bright Minds Biosciences Inc. Address: 19 Vestry Street, New York, NY 10013 Telephone: (604) 689-9111.

The Selling Securityholder:	The selling securityholders (the "Selling Securityholders") are comprised of the holders of the Common Shares which were issued pursuant to the Securities Purchase Agreements. The Selling Securityholders are named in this prospectus under "Selling Securityholders".

Shares Offered by the Selling Securityholders:	The Selling Securityholders are offering up to an aggregate of 1,612,902 Common Shares issued pursuant to the Securities Purchase Agreement.

Offering Price:	The Selling Securityholders may sell all or a portion of the Common Shares beneficially owned by it and offered hereby from time to time, either directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. The Common Shares may be sold on the Nasdaq Capital Market, any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Use of Proceeds:	We will not receive any of the proceeds from the sale of any of the 1,612,902 previously-issued Common Shares by the Selling Securityholder. We will, however, incur all costs associated with this registration statement and prospectus.

Market for our Common Stock:	Our Common Shares are listed for trading on the Nasdaq Capital Market under the symbol "DRUG". On January 31, 2025, the high and low prices for one share of our common stock on the Nasdaq Capital Market were $34.12 and $32.48, respectively; and the closing price for one Common Share on the Nasdaq Capital Market on that date was $34.00.

Outstanding Shares of Common Stock:	There were 7,043,989 Common Shares outstanding as of January 31, 2025.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. Before you decide to purchase our common shares, you should carefully consider the following risks, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, including the risks described in the section titled "Risk Factors" in our annual report on Form 20-F for the fiscal year ended September 30, 2024. Please see the section of this prospectus entitled "Incorporation of Certain Information by Reference". Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to "Cautionary Note Regarding Forward-Looking Statements".

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Common Shares and this Offering

Our executive officers and directors beneficially own approximately 23.5% of our Common Shares.

As of January 31, 2025, our executive officers and directors beneficially own, in the aggregate, approximately 23.5% of our Common Shares, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants and stock options which have vested. As a result, they are able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles (as defined herein) and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our Company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our Common Shares.

Our Notice of Articles (as defined herein) authorizes the issuance of an unlimited number of Common Shares. Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future. The issuance of any such Common Shares may result in a reduction of the book value or market price of our outstanding Common Shares. Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require in the future. Our efforts to fund our intended business plans will therefore result in dilution to our existing shareholders. If we do issue any such additional Common Shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. As a result of such dilution, if you acquire Common Shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our Common Shares.

Additionally, we had 269,350 stock options, 77,000 RSUs and 361,765 warrants outstanding as of January 31, 2025. The exercise price of some of these options and warrants is below our current market price, and you could purchase shares in the market at a price in excess of the exercise price of our outstanding warrants or options. If the holders of these options and warrants elect to exercise them, your ownership position will be diluted and the per share value of the Common Shares you have or acquire could be diluted as well. As a result, the market value of our Common Shares could significantly decrease as well.

The market price of our Common Shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Securities of companies with a small market capitalization have experienced substantial volatility in the past, often based on factors unrelated to the companies' financial performance or prospects. These factors include macroeconomic developments in North America and globally, as well as market perceptions of the attractiveness of particular industries. Factors unrelated to the Company's performance that may affect the price of the Common Shares include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow us; lessening in trading volume and general market interest in the Common Shares may affect an investor's ability to trade significant numbers of Common Shares; the size of our public float may limit the ability of some institutions to invest in Common Shares; and a substantial decline in the price of the Common Shares that persists for a significant period of time could cause the Common Shares, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity. As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

The market price of the Common Shares is affected by many other variables which are not directly related to our success and are, therefore, not within our control.  These include other developments that affect the breadth of the public market for the Common Shares, the release or expiration of lock-up or other transfer restrictions on the Common Shares, and the attractiveness of alternative investments.  The effect of these and other factors on the market price of the Common Shares is expected to make the Common Share price volatile in the future, which may result in losses to investors.

Our stock price is expected to be volatile and will be drastically affected by governmental and regulatory regimes and other factors outside of our control. We cannot fully predict the results of our operations expected to take place in the future. The results of these activities will inevitably affect our decisions related to future operations and will likely trigger major changes in the trading price of Common Shares.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding in the future, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our Common Shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

Our Common Shares have typically been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your Common Shares to raise money or otherwise desire to liquidate your shares.

Our Common Shares began trading on the Canadian Securities Exchange (the "CSE") on February 8, 2021 and began trading on The Nasdaq Capital Market ("Nasdaq") on November 8, 2021. Our Common Shares have typically been "thinly-traded", meaning that the number of persons interested in purchasing our Common Shares at or near bid prices at any given time was relatively small or non-existent. This could be due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our Common Shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our Common Shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. The Company cannot predict when periods of increased trading activity may occur, or whether they will occur at all. Broad or active public trading market for our Common Shares may not develop or be sustained.

Volatility in our common share price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our common share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Our shareholders may not have access to certain information they may deem important and are accustomed to receiving from U.S. reporting companies.

As an "emerging growth company" under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Common Shares less attractive to investors.

For as long as we remain an "emerging growth company", as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" and including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for such securities and their market prices may be more volatile.

We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an "emerging growth company."

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the U.S. Securities and Exchange Commission (the "SEC") and Nasdaq, impose various requirements on the corporate governance practices of public companies. We are an "emerging growth company", as defined in the JOBS Act, and will remain an emerging growth company until the earlier of : (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the U.S. Securities Act, (b) in which we have total annual gross revenue of at least US$1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates exceeds US$700 million as of the prior June 30th; and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company's internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact.  These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995 and similar Canadian securities laws.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly.  Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements.  Accordingly, forward-looking statements in this prospectus or in any documents incorporated by reference into this prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect.  Forward-looking statements may be identifiable by terminology concerning the future, such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "goal", "likely", "may", "might", "outlook", "plan", "predict", "potential", "project", "should", "schedule", "strategy", "target", "will" or "would", and similar expressions or variations thereof including the negative use of such terminology.  Examples in this prospectus or in any documents incorporated by reference include, but are not limited to, such forward-looking statements reflecting or pertaining to:

  the Company's expectations regarding the achievement of clinical and regulatory milestones;

  the executive compensation of the Company;

  the composition of the board of directors (the "Board") and management of the Company;

  the Company's expectations regarding its revenue, expenses and research and development operations;

  the Company's anticipated cash needs and its needs for additional financing;

  the Company's intention to grow the business and its operations;

  expectations with respect to the success of its research and development of serotonergic therapeutics;

  expectations regarding growth rates, growth plans and strategies of the Company;

  expectations that provisional patent applications will be converted to regular patent applications or refiled as new provisional patent applications 12 months from their filing dates;

  expectations that international patent applications will enter the national phase;

  the Company's strategy with respect to the expansion and protection of its intellectual property;

  the medical benefits, safety, efficacy, dosing and consumer acceptance of serotonergic therapeutics;

  the Company's ability to comply with provincial, federal, local and regulatory agencies in the United States, Canada and other jurisdictions in which the Company operates;

  the Company's competitive position and the regulatory environment in which the Company operates;

  the Company's expected business objectives for the next 12 months;

  the Company's plans with respect to the payment of dividends;

  beliefs and intentions regarding the ownership of material trademarks and domain names used in connection with the design, production, marketing, distribution and sale of the Company's products and services;

  the Company's ability to obtain additional funds through the sale of equity or debt commitments;

  the Company's ability to obtain the necessary regulatory approvals;

  expectations that regulatory requirements will be maintained;

  expectations related to general business and economic conditions;

  the Company's ability to successfully execute its plans and intentions;

  the availability of financing on reasonable terms to the Company;

  the Company's ability to attract and retain skilled staff;

  expectations about market competition;

  expectations about the products, services and technology offered by the Company's competitors; and

  expectations that the Company's current good relationships with its suppliers, service providers and other third parties will be maintained.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this prospectus or the date of any documents incorporated by reference into this prospectus, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws.  Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties.  As discussed in more detail under "Risk Factors" in this prospectus, as well as in the documents incorporated by reference herein, including the risks described in the section titled "Risk Factors" in our annual report on Form 20-F for the fiscal year ended September 30, 2024, we have identified a number of material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this prospectus and including, but not limited to, the following:

  limited operating history;

  the Company's actual financial position and results of operations may differ materially from the expectations of the Company's management;

  the Company may be required to obtain and maintain certain permits, licenses, and approvals in the jurisdictions where its products or technologies are being researched, developed, or commercialized;

  the Company may encounter substantial delays or difficulties with its clinical trial;

  clinical trials are very expensive, time consuming and difficult to design and implement;

  the Company's current and future clinical trials or those of its current or future collaborators may reveal significant adverse events not seen in pre-clinical and non-clinical studies and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of the Company's product candidates.

  the Company has limited experience in completing clinical trials and has only completed one phase one drug trial to date;

  if the Company experience delays or difficulties in the enrolment of patients in clinical trials, receipt of regulatory approvals could be delayed or prevented;

  success in pre-clinical studies or clinical trials may not be predictive of results in future clinical trials;

  interim, "topline," and preliminary data from the Company's clinical trials that the Company announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data;

  the Company may not be successful in its efforts to identify, license or discover additional product candidates;

  risks associated with the development of the Company's products which are at early stages of development;

  there is no assurance that the Company will turn a profit or generate immediate revenues;

  the continued operation of the Company as a going concern;

  the Company's intellectual property and licenses thereto;

  the Company may not achieve the timelines for project development set out in this Annual Report;

  the Company faces product liability exposure;

  the Company has international operations, which subject the Company to risks inherent with operations outside of Canada;

  exchange rate fluctuations between the U.S. dollar and the Canadian dollar;

  changes to patent laws or the interpretation of patent laws;

  the risk of patent-related or other litigation;

  the Company may not be able to enforce its intellectual property rights throughout the world;

  the lack of product for commercialization;

  the lack of experience of the Company/management in marketing, selling, and distribution products;

  the size of the Company's target market is difficult to quantify;

  potentials for conflicts of interest for the Company's officers and directors;

  in certain circumstances, the Company's reputation could be damaged;

  negative operating cash flow;

  need for additional financing;

  uncertainty and discretion of use of proceeds;

  the potential for a material weakness in the Company's internal controls over financial reporting;

  difficulties with forecasts;

  market price of Common Shares and volatility; and

  dilution of Common Shares.

Any one of the foregoing material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf.  Furthermore, there is no assurance that we will be successful in preventing the material adverse effects that any one or more of these material risks and uncertainties may cause on our business, prospects, financial condition and operating results, or that the foregoing list represents a complete list of the material risks and uncertainties facing us.  There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us.

Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any of the 1,612,902 previously-issued Common Shares by the Selling Securityholders pursuant to this prospectus.

CAPITALIZATION AND INDEBTEDNESS

We have 7,043,989 Common Shares, 269,350 stock options, 77,000 RSUs and 361,765 warrants outstanding as of January 31, 2025. We do not have any guaranteed, unguaranteed, secured or unsecured indebtedness as of January 31, 2025.

DIVIDEND POLICY

To date we have not paid any dividends on our outstanding Common Shares. The future payment of dividends will depend upon our financial requirements to fund further growth, our financial condition and other factors which our Board of Directors may consider in the circumstances. We do not contemplate paying any dividends in the immediate or foreseeable future.

CURRENCY AND EXCHANGE RATES

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars, and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All reference to "CAD dollars", "CAD", or to "CA$" are to Canadian dollars.

The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements and pro forma financial statements incorporated by reference herein or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

	Period End	Period Average Rate	High Rate	Low Rate
Year Ended
September 30, 2024	$1.3511	$1.3606	$1.3879	$1.3201
September 30, 2023	$1.3535	$1.3486	$1.3873	$1.3126
Last Six Months
December 2024	$1.4400	$1.4247	$1.4433	$1.4035
November 2024	$1.4014	$1.3973	$1.4076	$1.3850
October 2024	$1.3939	$1.3757	$1.3939	$1.3485
September 2024	$1.3511	$1.3546	$1.3607	$1.3466
August 2024	$1.3493	$1.3655	$1.3846	$1.3454
July 2024	$1.3806	$1.3714	$1.3853	$1.3608

SELLING SECURITYHOLDERS

The Selling Securityholders are offering, from time to time, up to an aggregate of 1,612,902 Common Shares under this prospectus.

On November 4, 2024, the Company entered into a series of Securities Purchase Agreements with the Selling Securityholders, pursuant to which the Company raised $35 million from the sale of 1,612,902 Common Shares, as a non-brokered private placement.

We agreed to file the registration statement of which this prospectus forms a part with the SEC in accordance with the requirements of the Securities Act in order to register such 1,612,902 Common Shares for resale by the Selling Securityholders.

The securities issued with respect to the Securities Purchase Agreements were issued in reliance on Rule 506(b) of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance on Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. persons", within the meaning of Regulation S, and who were outside the United States. Sales to United States investors pursuant to Rule 506(b) of Regulation D were limited to institutional investors that qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

The following table sets forth information as of January 31, 2025 regarding the ownership of the Common Shares to be sold by the Selling Securityholders.

Information with respect to "Number of shares owned prior to this offering" includes shares issuable upon exercise of convertible securities, if applicable, held by the Selling Securityholder and other shares beneficially owned by the Selling Securityholders.  The "Number of shares being offered" consists of the 1,612,902 Common Shares which may be resold by the Selling Securityholders pursuant to this prospectus.

Information with respect to "Number of shares to be owned upon completion of this offering" assumes the sale of all of the shares being offered by this prospectus and no other purchases or sales of our Common Shares by the Selling Securityholder.

Except as described below and to our knowledge, the named Selling Securityholder owns and has sole voting and investment power over all shares or rights to these shares.  Except for its ownership of Common Shares described below, the Selling Securityholder did not and does not have any material relationship with us. The Selling Securityholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the Common Shares held by it since the date as of which information is presented below.

The applicable percentages of beneficial ownership are based on an aggregate of 7,043,989 shares of our common stock issued and outstanding on January 31, 2025, adjusted as may be required by rules promulgated by the SEC.

Name of Selling Securityholder	Number of shares owned prior to this offering (1)	Percent owned prior to this offering (4)	Number of shares being offered (2)	Number of shares to be owned upon completion of this offering(3)	Percent owned upon completion of this offering (3)(4)
Cormorant Global Healthcare Master Fund, LP (5)	1,059,331	15.04%	184,331	875,000	12.42%

Name of Selling Securityholder	Number of shares owned prior to this offering (1)	Percent owned prior to this offering (4)	Number of shares being offered (2)	Number of shares to be owned upon completion of this offering(3)	Percent owned upon completion of this offering (3)(4)
Nineteen77 Global Multi-Strategy Alpha Master Limited (6)	29,385	0.42%	23,042	6,343	0.09%
1017487 B.C. Ltd. (7)	18,434	0.26%	18,434	Nil	0.00%
Vivo Opportunity Fund Holdings, L.P. (8)	224,082	3.18%	164,191	59,891	0.85%
Vivo Opportunity Cayman Fund, L.P. (8)	27,490	0.39%	20,141	7,349	0.10%
Schonfeld Global Master Fund L.P. (9)	37,031	0.53%	23,041	13,990	0.20%
Point72 Associates, LLC (10)	135,189	1.92%	46,083	89,106	1.26%
RA Capital Healthcare Fund, L.P. (11)	460,829	6.54%	460,829	Nil	0.00%
Acuta Opportunity Fund, LP (12)	22,207	0.32%	15,207	7,000	0.10%
Acuta Capital Fund, LP (13)	81,917	1.16%	53,917	28,000	0.40%
Janus Henderson Biotech Innovation Master Fund II Limited (14)	85,402	1.21%	28,771	56,631	0.80%

Name of Selling Securityholder	Number of shares owned prior to this offering (1)	Percent owned prior to this offering (4)	Number of shares being offered (2)	Number of shares to be owned upon completion of this offering(3)	Percent owned upon completion of this offering (3)(4)
Janus Henderson Biotech Innovation Master Fund Limited (14)	719,574	10.22%	247,726	471,848	6.70%
Perceptive Life Sciences Master Fund, Ltd. (15)	444,649	6.31%	322,580	122,069	1.73%
Jeremy Fryzuk(16)	35,609	0.51%	4,609	31,000	0.44%
Total:			1,612,902	1,768,227	25.09%

Notes:

(1) Beneficial ownership calculation under Rule 13d-3 of the United States Securities Exchange Act of 1934, as amended. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) The "Number of shares being offered" for the Selling Securityholders consists of the shares which are being registered pursuant to the registration statement of which this prospectus forms a part, that is, the 1,612,902 Common Shares issued to the Selling Securityholders on November 4, 2024, pursuant to the Securities Purchase Agreements.

(3) Assumes that the Selling Securityholders sell all of the shares which are being registered under the registration statement of which this prospectus forms a part.

(4) Based on 7,043,989 shares of our common stock issued and outstanding as of January 31, 2025.

(5) Bihua Chen has the voting or investment control over the shares held by Cormorant Global Healthcare Master Fund, LP. The address of Cormorant Global Healthcare Master Fund, LP is 200 Clarendon Street, 52nd floor, Boston, MA 02116.

(6) UBS Asset Management (Americas) LLC is the investment manager of Nineteen77 Global Multi-Strategy Alpha Master Limited and, accordingly has voting control and investment discretion over the shares. Blake Hiltabrand, the Chief Investment Officer of UBS Asset Management (Americas) LLC also has noting control and investment discretion over the shares. The address for the above referenced entities and person is One North Wacker Drive, 31st Floor, Chicago IL 60606.

(7) Ryan Kerr has the voting or investment control over the shares held by 1017487 B.C. Ltd. The address for 12017487 B.C. Ltd. is #2900 - 1055 W. Georgia St., Vancouver, B.C., Canada V6E 3P3.

(8) Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. Vivo Opportunity Cayman, LLC is the general partner of Vivo Opportunity Cayman Fund, L.P. The voting members of each of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to the shares held by Vivo Opportunity Fund Holdings, L.P.  or Vivo Opportunity Cayman Fund, L.P. The address of the individuals and entities referenced in this footnote is 192 Lytton Avenue, Palo Alto, California 94301.

(9) Schonfeld Strategic Advisors LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld Global Master Fund L.P. as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld Global Master Fund L.P. that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of Schonfeld Global Master Fund L.P. is 590 Madison Avenue, 23rd Floor, New York, NY 10022.

(10) Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including by Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities directly held by Point72 Associates, LLC reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The principal business address of Point72 Associates, LLC is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(11) RA Capital Management, L.P. ("RA Capital"), is the investment manager for RA Capital Healthcare Fund, L.P. ("RA Healthcare"). The general partner of RA Capital is RA Capital Management GP, LLC ("RA Capital GP"), of which Peter Kolchinsky and Rajeev Shah are the managing members. RA Capital, RA Capital GP, Peter Kolchinsky and Rajeev Shah may be deemed to have voting and investment power over the shares held of record by RA Healthcare. RA Capital, RA Capital GP, Peter Kolchinsky, and Rajeev Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the individuals and entities reference by this footnote is 200 Berkeley St., 18th Floor, Boston, MA 02116.

(12) Acuta Capital Partners, LLC, the investment advisor to the Acuta Funds, has the voting or investment control over the shares held by Acuta Opportunity Fund, LP. The address of Acuta Opportunity Fund, LP is 255 Shoreline Drive, Suite 515, Redwood City, CA 94065.

(13) Acuta Capital Partners, LLC, the investment advisor to the Acuta Funds, has the voting or investment control over the shares held by Acuta Capital Fund, LP. The address of Acuta Capital Fund, LP is 255 Shoreline Drive, Suite 515, Redwood City, CA 94065.

(14) Such shares may all be deemed to be beneficially owned by Janus Henderson Investors US LLC ("Janus"), as investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with each fund's investment objective, policies and limitations. Each fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the ordinary shares offered hereby. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(15) Perceptive Advisors LLC ("Perceptive Advisors") is the investment advisor of Perceptive Life Sciences Master Fund, Ltd. ("Perceptive Fund") and may be deemed to have beneficial ownership of the shares beneficially owned thereby. Joseph Edelman is the controlling person of each of Perceptive Fund and Perceptive Advisors and, accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by each of Perceptive Fund and Perceptive Advisors. Mr. Edelman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of each of Perceptive Fund and Perceptive Advisors is 51 Astor Place, 10th Floor, New York, NY 10003.

(16) Shares beneficially owned consist of (i) 4,609 shares held by Mr. Fryzuk, and (ii) stock options to purchase 31,000 shares which have vested. Mr. Fryzuk is a director of the Company.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Securityholders may offer and sell the shares covered by this prospectus at various times.  The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The Selling Securityholders may sell all or a portion of the Common Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the Common Shares are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent's commissions.  The Common Shares may be sold on the Nasdaq Capital Market, any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3. ordinary brokerage transactions in which the broker solicits purchasers;

4. through options, swaps or derivatives;

5. privately negotiated transactions; or

6. in a combination of any of the above methods.

The Selling Securityholder may sell its shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell its shares.  Brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the Selling Securityholder, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a Selling Securityholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Securityholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Securityholder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our Selling Securityholder engages in an offering with brokers or dealers, as described above, we are obligated to file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus forms a part, as appropriate, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Securityholder and any broker-dealers or agents that participate with the Selling Securityholder in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any Common Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of any Selling Securityholder and its affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, a Selling Securityholder is not permitted to cover short sales by purchasing shares while the distribution is taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the Common Shares.  The Selling Securityholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Common Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of an unlimited number of common shares without par value.  As of January 31, 2025 there were 7,043,989 Common Shares issued and outstanding.

Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share rateably in all net assets available for distribution to common stockholders after payment to secured convertible promissory note holders and creditors.  The common stock is not convertible or redeemable and have no pre-emptive, subscription or conversion rights.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.  The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine.  In the event of a merger or consolidation all holders of common stock will be entitled to receive the same per share consideration.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	7,417.94
Legal Fees and Expenses	US$	50,000
Accounting Fees and Expenses	US$	10,000
Printing and Engraving Expenses	US$	1,000
Miscellaneous Expenses	US$	2,000
Total Expenses	US$	70,417.94

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

(a) our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, that we filed with the SEC on December 31, 2024;

(b) our Report on Form 6-K, furnished to the SEC on October 3, 2024, with respect to a certain press release;

(c) our Report on Form 6-K, furnished to the SEC on October 16, 2024, with respect to a certain press release;

(d) our Report on Form 6-K, furnished to the SEC on October 16, 2024, with respect to a certain press release;

(e) our Report on Form 6-K, furnished to the SEC on October 18, 2024, with respect to a certain press release;

(f) our Report on Form 6-K, furnished to the SEC on October 21, 2024, with respect to a certain press release;

(g) our Report on Form 6-K, furnished to the SEC on November 5, 2024, with respect to a certain press release;

(h) our Report on Form 6-K, furnished to the SEC on November 21, 2024, with respect to a certain press release; and

(i)  our Report on Form 6-K, furnished to the SEC on January 8, 2025, with respect to a certain press release.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at 19 Vestry Street, New York, NY 10013 or by calling 1 (604) 689-9111 or by email at ian@brightmindsbio.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the British Columbia, Canada and the Business Corporations Act (British Columbia. A majority of our officers, our auditor and all but one of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult to serve legal process within the United States upon us or any of these persons. It may also be difficult to enforce, both in and outside of the United States, judgments of U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

ADDITIONAL INFORMATION

Material contracts

The Company has not been a party to any material contracts, other than those contracts entered not in the ordinary course of business, currently in place or to which we or any member of our group is a party, from the two years immediately preceding the date of this Prospectus.

Exchange Controls

We are incorporated pursuant to the laws of the Province of British Columbia, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See "Certain Canadian Federal Income Tax Information For United States Residents" below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our Company on the right of a non-resident to hold or vote common shares of our Company. However, the Investment Canada Act has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Canada Act for a non-resident who proposes to acquire common shares of our Company. The discussion is general only; it is not a substitute for independent legal advice from an investor's own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Canada Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an "entity"). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Canada Act. If an investment by a non-Canadian to acquire control over an existing Canadian business that is not a Canadian "cultural business" is reviewable under the Investment Canada Act, the Investment Canada Act generally prohibits implementation of the investment unless, after review, the Minister of Innovation, Science and Industry (the "Minister") is satisfied that the investment is likely to be of net benefit to Canada. For investments in Canadian "cultural businesses" that are reviewable, the Minister of Canadian Heritage is responsible for reviewing the investment to confirm it is likely to be of net benefit to Canada. We do not believe that the Company is a Canadian cultural business as the term "cultural business" is defined in the Investment Canada Act.

A non-Canadian would acquire control of our Company for the purposes of the Investment Canada Act through the acquisition of common shares if the non-Canadian acquired a majority of the voting interests in our Company.

Further, the acquisition of less than a majority but one-third or more of the voting interests in our Company by a non-Canadian would be presumed to be an acquisition of control of our Company unless it could be established that, on the acquisition, our Company was not controlled in fact by the acquirer through the ownership of such voting interests.

For a direct acquisition that would result in an acquisition of control of our Company, subject to the exception for "WTO-investors" that are controlled by persons who are nationals or permanent residents of World Trade Organization ("WTO") member nations, a proposed investment generally would be reviewable where the value of the acquired assets is CAD$5 million or more.

For a proposed indirect acquisition by an investor other than a so-called WTO investor that would result in an acquisition of control of our Company through the acquisition of a non-Canadian parent entity, the investment generally would be reviewable where the value of the assets of the entity carrying on the Canadian business, and of all other entities in Canada, the control of which is acquired, directly or indirectly is CAD$50 million or more.

In the case of a direct acquisition by a "WTO investor", the threshold is significantly higher. An investment in common shares of our Company by a WTO investor that is not a state-owned enterprise would be reviewable only if it was an investment to acquire control of the company and the enterprise value of the assets of the company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. For 2024, this amount is CAD$1.326 billion (unless the investor is controlled by persons who are nationals or permanent residents of countries that are party to one of a list of certain free trade agreements, in which case the amount is CAD$1.989 billion for 2024); each year, both thresholds are adjusted by a GDP (Gross Domestic Product) based index.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a "cultural business". The acquisition of a Canadian business that is a "cultural business" is subject to lower review thresholds under the Investment Canada Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Canada Act concerning investments by non-Canadians that may be considered injurious to national security, including acquisitions of Canadian businesses, establishing new Canadian businesses, minority investments in Canadian businesses and investments in entities carrying on operations in Canada that are not businesses. If the Minister has reasonable grounds to believe that an investment by a non-Canadian "could be injurious to national security," the Minister may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Canada Act.

Certain transactions, except those to which the national security provisions of the Investment Canada Act may apply, relating to the acquisition of common shares of our Company, are exempt from the Investment Canada Act, including:

(a) the acquisition of our common shares by a person in the ordinary course of that person's business as a trader or dealer in securities;

(b) the acquisition of control of our Company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the Investment Canada Act, if the acquisition is subject to approval under the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act; and

(c) the acquisition of control of our Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of voting interests, remained unchanged.

Taxation

Certain Canadian Federal Income Tax Considerations for United States Residents

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the "Tax Act") (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm's length with us and any underwriters that we have recently used, and is not affiliated with us or the underwriters that we have recently used, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on, in Canada and (v) is not a "registered non-resident insurer", an "authorized foreign bank" (each as defined in the Tax Act), or other holder of special status or in special circumstances, and (b) for the purposes of the Canada-U.S. Tax Convention (the "Tax Treaty"), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who qualifies for the full benefits of the Tax Treaty. Holders who meet all the criteria in clauses (a) and (b) above are referred to herein as "U.S. Holders", and this summary only addresses such U.S. Holders.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder in force at the date hereof (the "Regulations"), the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that any such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our securities must be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and qualifies for the full benefits of the Tax Treaty is generally 15% of the gross amount of the dividends (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%).

Dispositions

A U.S. Holder will, in general terms, not be subject to tax under the Tax Act on a capital gain realized on a disposition or deemed disposition of common shares unless the common shares are "taxable Canadian property" to the U.S. Holder for purposes of the Tax Act and the U.S. Holder is not entitled to relief under the Tax Treaty.

Provided the common shares are listed on a "designated stock exchange" as defined in the Tax Act (which currently includes the CSE) at the time of disposition, the common shares generally will not constitute "taxable Canadian property" of a U.S. Holder at that time unless, at any time during the 60 month period immediately preceding the disposition, the following two conditions are met concurrently: (i) the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, partnerships in which the U.S. Holder or such non-arm's length persons holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company; and (ii) more than 50% of the fair market value of the common shares of the company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource property" (as defined in the Tax Act), "timber resource property" (as defined in the Tax Act) or options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the Tax Act, common shares could also be deemed to be "taxable Canadian property".

U.S. Holders who may hold common shares as "taxable Canadian property" should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and compliance procedures under the Tax Act, none of which is described in this summary.

Subsidiary Information

The Company has two wholly-owned subsidiaries: Bright Minds Biosciences LLC, a limited liability company formed pursuant to the laws of Delaware, and Bright Minds Bioscience Pty. Ltd., a company formed pursuant to the laws of Australia. Neither of the subsidiaries are material subsidiaries to the Company.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on September 30, 2024 to the date of this prospectus, other than those changes that have been described in: our Annual Report on Form 20-F for our fiscal year ended September 30, 2024 that was filed with the SEC on December 31, 2024; and our Reports of Foreign Private Issuers on Form 6-K that we furnished to the SEC on each of October 3, 2024, October 16, 2024, October 16, 2024, October 18, 2024, October 21, 2024, November 5, 2024, November 21, 2024, and January 8, 2025.

LEGAL MATTERS

McMillan LLP, our independent legal counsel, has provided an opinion on the validity of the Common Shares that are the subject of this prospectus. The current address of McMillan LLP is Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2024 and 2023 and for the years ended September 30, 2024, 2023 and 2022 appearing in the Company's Annual Report on Form 20-F for the fiscal year ended September 30, 2024, have been audited by De Visser Gray LLP, independent registered public accounting firm, as set forth in their report thereon.  Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Common Shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

We also maintain an Internet website at https://brightmindsbio.com/. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

BRIGHT MINDS BIOSCIENCES INC.

1,612,902 Common Shares

PROSPECTUS

          , 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors

The corporate laws of British Columbia allow us, and our Articles require us (subject to the provisions of the Business Corporations Act (British Columbia), as amended (the "B.C. Business Corporations Act" noted below), to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the B.C. Business Corporations Act.

According to the B.C. Business Corporations Act, for the purposes of such an indemnification:

"eligible party", in relation to the Company, means an individual who:

(a)	is or was a director or officer of the Company; and

(b)	is or was a director or officer of another corporation:

(i)	at a time when the corporation is or was an affiliate of the Company; or

(ii)	at the request of the Company; or

(c)

at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and include/es, except in the definition of  "eligible proceeding" and certain other cases, the heirs and personal or other legal representatives of that individual;

"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

"eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

"expenses" includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

"proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the B.C. Business Corporations Act the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, the Company must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; and

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

(a)	indemnify the eligible party in respect of the proceeding; or

(b)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the B.C. Business Corporations Act or our Articles, on the application of the Company or an eligible party, the British Columbia Supreme Court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(e)	make any other order the court considers appropriate.

Additionally, each of our directors is a party to an indemnity agreement between such director and the Company, which provides that subject to the limitations and restrictions of the B.C. Business Corporations Act, the Company will to the fullest extend possible under applicable law indemnify each director from liability, costs, damages, expenses, or fines or other losses, due to the indemnitee acting as a director of the Company.

Item 9. Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of McMillan LLP*

10.1	Form of Common Share Subscription Agreement, dated November 4, 2024*†

23.1	Consent of De Visser Gray LLP*

23.2	Consent of McMillan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to the registration statement)

107	Filing Fee Table*

* Filed herewith.
† Portions of this exhibit have been omitted.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee" table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S- X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the [City of Vancouver, Province of British Columbia, Canada], on the 4th day of February, 2025.

BRIGHT MINDS BIOSCIENCES INC.

By:	/s/ Ian McDonald Ian McDonald Chief Executive Officer (Principal Executive Officer) and a director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ian McDonald as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian McDonald Ian McDonald	Chief Executive Officer (Principal Executive Officer) and a director	February 4, 2025

/s/ Ryan Cheung Ryan Cheung	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2025

/s/ Jan Torleif Pedersen Jan Torleif Pedersen	Chief Scientific Officer and Director	February 4, 2025

/s/ Nils Bottler Nils Bottler	Director	February 4, 2025

/s/ Jeremy Fryzuk Jeremy Fryzuk	Director	February 4, 2025

/s/ David Weiner David Weiner	Director	February 4, 2025

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